Exhibit 99.1

The J.G. Wentworth Company™ Reports First Quarter Results;
Adjusted Net Income of $8.2 Million and Total Receivables Balance Purchased of $261 Million

RADNOR, Pa.—(BUSINESS WIRE)—05.11.15 — The J.G. Wentworth Company™ (“J.G. Wentworth” or the “Company”) (NYSE:JGW), a leading purchaser of structured settlement payments, annuity payments, lottery payments and other receivables through its J.G. Wentworth and Peachtree brands, today reports financial results for the first quarter of 2015. “Our operating results are in line with recent trends. We continue to make investments in: our information and digital capabilities, the launch of our prepaid cards business, entering the personal loans market, and finally, our planned acquisition and integration of WestStar Mortgage, Inc.,” said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company™.

The following are highlights from the first quarter:

First Quarter Highlights

•	Total Receivables Balance, or TRB, purchases were $260.8 million, as compared to $260.6 million in the first quarter of 2014.

•
Adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the gain (loss) on swap terminations*, ("Spread Revenue"*), was $50.5 million, as compared to $51.8 million in the first quarter of 2014.

•	Adjusted Net Income*, or ANI, decreased to $8.2 million, as compared to $10.1 million in the first quarter of 2014.

•
Revenues were $86.8 million, a decrease of 36.5% as compared to revenues of $136.6 million in the first quarter of 2014, due primarily to the less favorable movement in our cost of funds during Q1 2015 as compared to Q1 2014 and the corresponding impact on unrealized gains on VIE and other finance receivables, long term debt and derivatives.

•	Net income decreased to a loss of $5.5 million, as compared to income of $34.5 million in the first quarter of 2014, again driven by the dynamic rate environment in the prior year.

•
Announced intention to enter mortgage category with acquisition of WestStar Mortgage, Inc. (“WestStar”) on March 6, 2015. For the first quarter 2015, WestStar originated approximately $553 million in new loans and delivered $4.5 million in net income.**

John R. Schwab, J.G. Wentworth’s Chief Financial Officer, said, “Our results for the first quarter demonstrated consistent TRB purchases over the periods. Adjusted Net Income was impacted by lower Spread Revenues and investments in the Company’s transformation. We completed our first securitization of the year and we continue to maintain a strong liquidity position in support of our diversification strategy.”

* This earnings press release contains non-GAAP measures, which as calculated by the Company are not necessarily comparable to similarly-titled measures reported by other companies.  Results for the three month periods ended March 31, 2015 and 2014, as well as our reconciliation of non-GAAP measures and historic financial information from 2013 to the present, are included in the accompanying financial information.

** Numbers have not been finalized and are subject to change

About The J.G. Wentworth Company™

The J.G. Wentworth Company focuses on structured settlement, annuity and lottery payment purchasing. The Company is further diversifying into the prepaid category, personal lending and home lending. For more information about The J.G. Wentworth Company, visit www.jgw.com or use the contact information provided below.

Exhibit 99.1

Conference Call and Webcast

Management will host a webcast to discuss the first quarter 2015 financial results tomorrow, May 12, 2015, at 10:00 AM Eastern time. The webcast will include remarks from J.G. Wentworth’s Chief Executive Officer, Stewart Stockdale, and Chief Financial Officer, John Schwab.

This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company’s website:

The J.G. Wentworth Company™ First Quarter 2015 Financial Results Webcast

Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company™ First Quarter 2015 Financial Results, may dial Participant conference number: (877) 201-0168, Conference ID: 39726291.

Please dial in at least 10 minutes before the call to ensure timely participation.

A playback will be available through Tuesday, May 19th, 2015. To participate, utilize the dial-in information listed below:
Playback conference number: (855) 859-2056, Conference ID: 39726291. The presentation will be posted to the Company’s website after the call.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects,” or “does expect,” “budget,” “forecasts,” “anticipates,” or “does not anticipate,” “believes,” “intends,” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will,” be taken, occur or be achieved.  Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements.  Consideration should also be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, and as set forth more fully under “Part 1, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, these risks and uncertainties include, among other things:  our ability to implement our business strategy; our ability to continue to purchase structured settlement payments and other assets; the compression of the yield spread between the price we pay for and the price at which we sell assets due to changes in interest rates and/or other factors; changes in tax or accounting policies or changes in interpretation of those policies as applicable to our business; changes in current tax law relating to the tax treatment of structured settlements; our ability to complete future securitizations or other financings on beneficial terms; our dependence on the opinions of certain rating agencies; our dependence on outside parties to conduct our transactions including the court system, insurance companies, outside counsel, delivery services and notaries; our ability to remain in compliance with the terms of our substantial indebtedness; changes in existing state laws governing the transfer of structured settlement payments or the interpretation thereof; availability of or increases in the cost of our financing sources relative to our purchase discount rate; changes to state or federal, licensing and regulatory regimes; unfavorable press reports about our business model; our dependence on the effectiveness of our direct response marketing; adverse judicial developments; our ability to successfully enter new lines of business and broaden the scope of our business; potential litigation and regulatory proceedings; changes in our expectations regarding the likelihood, timing or terms of any potential acquisitions described herein; the lack of an established market for the subordinated interest in the receivables that we retain after a securitization is executed; the impact of the Consumer Financial Protection Bureau inquiry and any findings or regulations it issues as related to us, our industries, or products in general; our dependence on a small number of key personnel; our exposure to underwriting risk; our access to personally identifiable confidential information of current and prospective customers and the improper use or failure to protect

Exhibit 99.1

that information; our computer systems being subject to security and privacy breaches; the public disclosure of the identities of structured settlement holders; our business model being susceptible to litigation; the insolvency of a material number of structured settlement issuers; and infringement of our trademarks or service marks.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Relations:
866-386-3853
investor@jgwentworth.com
or
Media Inquiries:
Makovsky for The J.G. Wentworth Company™
Michael Goodwin, 212-508-9639
mgoodwin@makovsky.com

Schedule A

The J.G. Wentworth Company
Condensed Consolidated Balance Sheets
(In thousands, except for share and per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$113,859	$41,648
Restricted cash and investments	204,258	198,206
VIE finance receivables, at fair market value	4,548,808	4,422,033
Other finance receivables, at fair market value	33,900	101,802
VIE finance receivables, net of allowances for losses of $8,184 and $7,674, respectively	113,155	113,489
Other finance receivables, net of allowances for losses of $2,219 and $2,454, respectively	16,612	17,803
Other receivables, net of allowances for losses of $204 and $204, respectively	12,073	14,165
Fixed assets, net of accumulated depreciation of $6,520 and $5,976, respectively	4,119	3,758
Intangible assets, net of accumulated amortization of $20,720 and $20,273, respectively	44,989	45,436
Goodwill	84,993	84,993
Marketable securities	100,348	103,419
Deferred tax assets, net	2,395	2,170
Other assets	31,584	33,787
Total Assets	$5,311,093	$5,182,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,626	$5,301
Accrued expenses	17,944	13,955
Accrued interest	18,107	17,416
VIE derivative liabilities, at fair market value	80,417	75,706
VIE borrowings under revolving credit facilities and other similar borrowings	38,715	19,339
VIE long-term debt	180,127	181,558
VIE long-term debt issued by securitization and permanent financing trusts, at fair market value	4,144,251	4,031,864
Term loan payable	437,932	437,183
Other liabilities	7,073	6,677
Deferred tax liabilities, net	33,765	36,656
Installment obligations payable	100,348	103,419
Total Liabilities	5,065,305	4,929,074

Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 15,025,457 and 14,143,434 issued and outstanding as of March 31, 2015, respectively, 15,021,147 and 14,420,392 issued and outstanding as of December 31, 2014, respectively.	—	—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 9,945,477 issued and outstanding as of March 31, 2015, 9,963,750 issued and outstanding as of December 31, 2014, respectively.	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of March 31, 2015 and December 31, 2014, respectively.	—	—
Additional paid-in-capital	95,658	95,453
Retained earnings	24,289	25,634
	119,947	121,087
Less: treasury stock at cost, 882,023 and 600,755 shares as of March 31, 2015 and December 31, 2014, respectively.	(3,838)	(2,443)
Total stockholders’ equity, The J.G. Wentworth Company	116,109	118,644
Non-controlling interests	129,679	134,991
Total Stockholders’ Equity	245,788	253,635
Total Liabilities and Stockholders’ Equity	$5,311,093	$5,182,709

Schedule B

The J.G. Wentworth Company
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except for share and per share data)

	Three Months Ended March 31,
	2015	2014
REVENUES
Interest income	$44,392	$47,822
Unrealized gains on VIE and other finance receivables, long-term debt, and derivatives	39,421	87,311
Loss on swap terminations, net	(275)	(574)
Servicing, broker, and other fees	881	1,142
Realized and unrealized gains on marketable securities, net	1,830	889
Gain on extinguishment of debt	593	—
Other	(12)	—
Total Revenues	86,830	136,590

EXPENSES
Advertising	15,840	17,493
Interest expense	48,835	51,230
Compensation and benefits	12,798	9,286
General and administrative	4,639	4,470
Professional and consulting	4,438	3,444
Debt issuance	2,749	3,001
Securitization debt maintenance	1,496	1,557
Provision for losses on finance receivables	1,339	1,091
Depreciation and amortization	991	1,081
Installment obligations expense, net	2,320	1,492
Total Expenses	95,445	94,145
Income (Loss) before income taxes	(8,615)	42,445
Provision (benefit) for income taxes	(3,155)	7,912
Net Income (Loss)	(5,460)	34,533
Less: Net income (loss) attributable to non-controlling interests	(4,115)	25,511
Net Income (Loss) Attributable to The J.G. Wentworth Company	$(1,345)	$9,022

Weighted average shares of Class A common stock outstanding:
Basic	14,271,842	11,641,617
Diluted	14,271,842	11,642,283

Net income (loss) per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(0.09)	$0.77
Diluted	$(0.09)	$0.77

ANI Bridge - Unaudited

The J.G. Wentworth Company and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted Net Income and other Non-GAAP Measures Used in this Release and the Related Presentation

We use Adjusted Net Income (a non-GAAP financial measure) as a measure of our results from operations, which we define as our net income under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes and the amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business. We use Adjusted Net Income to measure our overall performance because we believe it represents the best measure of our operating performance, as the operations of these variable interest entities do not impact business performance. In addition, the add-backs described above are consistent with adjustments permitted under our Term Loan agreement.

We also use the non-GAAP measures of Total Adjusted Revenue and Adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the loss on swap termination, net ("Spread Revenue"), as measures of our revenues, which we define as those measures under U.S. GAAP before the amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business. We use these measures to measure our revenues because we believe they represent better measures of our revenues, as the operations of these variable interest entities do not impact business performance.

You should not consider Adjusted Net Income, Total Adjusted Revenue or Spread Revenue in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, our presentation of Adjusted Net Income, Total Adjusted Revenue and Spread Revenue may not be comparable to other similarly titled measures of other companies.

A reconciliation of Net Income (Loss) to Adjusted Net Income, which includes line items for Total Adjusted Revenue and Spread Revenue, for the three months ended March 31, 2015 and 2014 is provided below.

Schedule C

 The J.G. Wentworth Company
Reconciliation of Net Income (Loss) to Adjusted Net Income - Unaudited
(In thousands)

	Three Months Ended March 31,
	2015	2014

Net Income (Loss)	$(5,460)	$34,533

Adjustments to reflect deconsolidation of securitizations:
Elimination of unrealized gain/loss on finance receivables, long-term debt and derivatives from post securitization due to changes in interest rates	9,129	(34,891)
Elimination of interest income from securitized finance receivables and permanent financing trusts	(39,969)	(43,303)
Interest income on retained interests in finance receivables	5,166	4,969
Servicing income on securitized finance receivables	1,315	1,258
Elimination of interest expense on long-term debt related to securitization and permanent financing trusts	34,208	37,285
Professional fees relating to securitizations	1,496	1,557
Other adjustments:
Share based compensation	410	502
Income tax provision (benefit)	(3,155)	7,912
Impact of prefunding on unsecuritized finance receivables	2,272	—
Severance and M&A expenses	2,834	299
Adjusted Net Income	$8,246	$10,121

Other Data:
Securitized Product Total Receivables Balance (TRB) Purchases (1)	$234,972	$223,507
Life Contingent Purchases	19,499	29,827
Presettlement Fundings	6,360	7,247
Total TRB Purchases	$260,830	$260,581
Adjusted Net Income	$8,246	$10,121
Adjusted Net Income TRB Margin (2)	3.16%	3.88%

Company retained interests in finance receivables at fair market value	$318,493	$280,208

(1) Securitized product TRB purchases includes purchases during the period of assets that are expected to be securitized (guaranteed structured settlements, annuities, and lottery payment streams).
(2) Adjusted Net Income TRB Margin is Adjusted Net Income divided by Total TRB Purchases during the period.

Schedule D

The J.G. Wentworth Company
Reconciliation of Net Income (Loss) to Adjusted Net Income - Unaudited
(In thousands)

	Q1 2015 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Impact of Prefundings on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Reclassification Associated with Installment Obligation Payable	Q1 2015 Adjusted Results

REVENUES
Interest income	$44,392	$(39,969)	$—	$5,166	$—	$—	$—	$(490)	$9,099
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	39,421	9,129	2,272						50,822
Loss on swap terminations, net	(275)								(275)
Servicing, broker, and other fees	881	1,315							2,196
Realized and unrealized gains on marketable securities, net	1,830							(1,830)	—
Gain on extinguishment of debt	593								593
Other	(12)								(12)
Total Revenues	$86,830	$(29,525)	$2,272	$5,166	$—	$—	$—	$(2,320)	$62,423

EXPENSES
Advertising	$15,840								$15,840
Interest expense	48,835	(34,208)							14,627
Compensation and benefits	12,798				(410)		(2,237)		10,151
General and administrative	4,639						(3)		4,636
Professional and consulting	4,438						(594)		3,844
Debt issuance	2,749								2,749
Securitization debt maintenance	1,496	(1,496)							—
Provision for losses on finance receivables	1,339								1,339
Depreciation and amortization	991								991
Installment obligations expense, net	2,320							(2,320)	—
Total Expenses	$95,445	$(35,704)	$—	$—	$(410)	$—	$(2,834)	$(2,320)	$54,177

Income (loss) before income taxes	$(8,615)	$6,179	$2,272	$5,166	$410	$—	$2,834	$—	$8,246
Provision (benefit) for income taxes	(3,155)					3,155
Net Income (Loss)	$(5,460)	$6,179	$2,272	$5,166	$410	$(3,155)	$2,834	$—	$8,246

Schedule E

The J.G. Wentworth Company
Reconciliation of Net Income to Adjusted Net Income - Unaudited
(In thousands)

	Q1 2014 GAAP Results	Adjustments to reflect deconsolidation of securitizations	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance and M&A Expenses	Reclassification Associated with Installment Obligation Payable	Q1 2014 Adjusted Results

REVENUES
Interest income	$47,822	$(43,303)	$4,969	$—	$—	$—	$(603)	$8,885
Unrealized gains on VIE and other finance receivables, long-term debt and derivatives	87,311	(34,891)						52,420
Loss on swap terminations, net	(574)							(574)
Servicing, broker, and other fees	1,142	1,258						2,400
Realized and unrealized gains on marketable securities, net	889						(889)	—
Other	—							—
Total Revenues	$136,590	$(76,936)	$4,969	$—	$—	$—	$(1,492)	$63,131

EXPENSES
Advertising	$17,493							$17,493
Interest expense	51,230	(37,285)						13,945
Compensation and benefits	9,286			(502)		(27)		8,757
General and administrative	4,470							4,470
Professional and consulting	3,444					(272)		3,172
Debt issuance	3,001							3,001
Securitization debt maintenance	1,557	(1,557)						—
Provision for losses on finance receivables	1,091							1,091
Depreciation and amortization	1,081							1,081
Installment obligations expense, net	1,492						(1,492)	—
Total Expenses	$94,145	$(38,842)	$—	$(502)	$—	$(299)	$(1,492)	$53,010

Income before income taxes	$42,445	$(38,094)	$4,969	$502	$—	$299	$—	$10,121
Provision for income taxes	7,912				(7,912)
Net Income	$34,533	$(38,094)	$4,969	$502	$7,912	$299	$—	$10,121

Schedule F

The J.G. Wentworth Company
Selected Quarterly Data - Unaudited
(In thousands, except share and per share data)

	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
TRB:
Securitized Product Total Receivables Balance (TRB) Purchases (1)	$214,437	$223,507	$252,544	$228,915	$234,084	$234,972
Life Contingent Purchases	39,054	29,827	28,185	28,471	25,107	19,499
Presettlement Fundings	6,997	7,247	6,977	5,910	7,021	6,360
Total TRB Purchases	$260,488	$260,581	$287,706	$263,296	$266,212	$260,830

ANI Basis:
Total Revenue	$71,603	$63,131	$69,110	$62,982	$63,774	$62,423
Total Expenses	$60,439	$53,010	$51,935	$55,766	$54,693	$54,177
ANI	$11,164	$10,121	$17,175	$7,216	$9,081	$8,246
ANI Margin (2)	15.6%	16.0%	24.9%	11.5%	14.2%	13.2%
ANI TRB Margin (3)	4.3%	3.9%	6.0%	2.7%	3.4%	3.2%

Spread Revenue (4)	$44,637	$51,846	$57,951	$51,285	$52,471	$50,547
TRB Spread Margin (5)	17.6%	20.5%	20.6%	19.9%	20.2%	19.9%

GAAP Basis:
Revenue	$106,556	$136,590	$123,488	$107,024	$127,274	$86,830
Expenses (6)	$111,918	$102,057	$101,780	$94,335	$99,591	$92,290
Net Income (Loss)	$(5,362)	$34,533	$21,708	$12,689	$27,683	$(5,460)
Net Income (Loss) Attributable to The J.G. Wentworth Company	$(5,577)	$9,022	$6,268	$4,092	$11,829	$(1,345)

Weighted Average Diluted Shares	10,395,574	11,642,283	12,562,042	13,098,995	14,640,860	14,271,842
All-in Shares (7)	17,476,995	29,555,639	29,510,029	29,335,338	29,019,913	28,597,051

Diluted EPS	$(0.54)	$0.77	$0.50	$0.31	$0.81	$(0.09)
ANI EPS (8)	$0.64	$0.34	$0.58	$0.25	$0.31	$0.29

Residual Asset Balance	$239,591	$280,208	$294,637	$304,022	$331,395	$318,493
Residual Loan Balance	$68,785	$67,989	$107,540	$107,329	$107,043	$106,748

10-Year Swap Rate	3.09%	2.84%	2.63%	2.64%	2.28%	2.02%

Term Loan Interest Expense	$13,457	$9,917	$10,020	$10,082	$10,182	$9,932
ANI Interest Expense	$18,298	$13,945	$14,487	$14,651	$14,808	$14,627

(1)	Securitized product TRB purchases includes purchases during the period of assets that are expected to be securitized (guaranteed structured settlements, annuities, and lottery payment streams)

(2)	ANI Margin is defined as ANI / ANI Total Revenue

(3)	ANI TRB Margin is defined as ANI / Total TRB Purchases

(4)	Spread Revenue is defined as adjusted unrealized gains on VIE and other finance receivables, long term debt and derivatives, net of the loss on swap terminations

(5)	TRB Spread Margin is defined as Spread Revenue / (the sum of Securitized Product TRB Purchases + Life Contingent Purchases)

(6)	Includes provision (benefit) for income taxes

(7)
Represents the weighted average number of outstanding shares of Class A common stock if all Common Interests in The J.G. Wentworth Company, LLC were exchanged. Calculated as the sum of: (a) the weighted average number of Common Interests outstanding and (b) the impact of dilutive potential common shares.

(8)	ANI EPS is defined as ANI / All-in Shares

 Source: The J.G. Wentworth Company™